CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Evergreen Fixed Income Trust

We consent to the use of our report dated May 30, 1997 for Evergreen Strategic Income Fund (formerly Keystone Strategic Income Fund) incorporated by reference herein and to the reference to our firm under the caption "FINANCIAL STATEMENTS AND EXPERTS" in the prospectus/proxy statement.

                                            /s/KPMG Peat Marwick LLP
                                            ------------------------
                                            KPMG Peat Marwick LLP

Boston, Massachusetts
December 22, 1997



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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Evergreen Fixed Income Trust on Form N-14 of our report on Blanchard Flexible Income Fund dated November 7, 1997, appearing in the Annual Report of The Blanchard Funds for the year ended September 30, 1997, and to the reference to us under the heading "Financial Statements and Experts" in the Prospectus/Proxy Statement, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP


Pittsburgh, Pennsylvania
December 22, 1997




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